As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	82-049-7368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

369 Inverness Parkway, Suite 350 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

2016 Equity Incentive Plan
(Full title of the plan)

James S. Marcelli President 369 Inverness Parkway, Suite 350 Englewood, Colorado 80112 Telephone: (720) 340-4949	Copy to: David M. Bovi, Esq. David M. Bovi, PA 2855 PGA Blvd., Suite 150 Palm Beach Gardens, FL 33410
(Name, address and telephone number of agent for service)	(561) 655-0665

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Lightwave Logic, Inc. (the “Company”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) which may be offered pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”).

The Company previously filed registration statements on Form S-8 (File Nos. 333-213541 and 333-234737) on September 8, 2016  and November 15, 2019, respectively, with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 8,000,000 shares of Common Stock that were authorized for issuance under the Plan (collectively, the “Prior Registration Statements”). Upon the effectiveness of this Registration Statement, an aggregate of 13,000,000 shares of Common Stock will be registered for issuance from time to time under the 2016 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the 2016 Plan, are hereby incorporated by reference.

The following documents previously filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)            The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 1, 2023;

(2)            The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 10, 2023;

(3)            The Company’s Current Reports on Form 8-K filed with the Commission on March 3, 2023, March 20, 2023, April 27, 2023, May 25, 2023 and May 30, 2023 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)            The description of Common Stock set forth in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2023 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Number	Description
5.1	Opinion of Counsel*

23.1	Consent of David M. Bovi, P.A. (Included in Exhibit 5.1)*

23.2	Consent of Morison Cogen LLP, independent registered public accounting firm*

99.1	Amendment No. 2 to 2016 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Schedule 14A as filed with the Commission on April 14, 2023)

107	Filing Fee Exhibit*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 30, 2023.

LIGHTWAVE LOGIC, INC.

By:	/s/ Michael S. Lebby
Michael S. Lebby
Chief Executive Officer,
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael S. Lebby	Chief Executive Officer, Principal Executive Officer and Chairman of the Board of Directors	June 30, 2023
Michael S. Lebby

/s/ James S. Marcelli	President, Chief Operating Officer, Principal Financial Officer and Director	June 30, 2023
James S. Marcelli

/s/ Ronald A. Bucchi	Director	June 30, 2023
Ronald A. Bucchi

/s/ Siraj Nour El-Ahmadi	Director	June 30, 2023
Siraj Nour El-Ahmadi

/s/ Frederick J. Leonberger	Director	June 30, 2023
Frederick J. Leonberger

/s/ Craig Ciesla	Director	June 30, 2023
Craig Ciesla